Exhibit 99.1

Signing Day Sports Signs Binding Term Sheet to Acquire Majority Equity Interest in High Growth Sports Gaming Technology Company Swifty Global

Acquisition Expected to Mark New Growth Strategy

SCOTTSDALE, Arizona, September 19, 2024 (NewMediaWire)- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced the signing of a binding term sheet to acquire 95-99% of the issued and outstanding shares of Dear Cashmere Group Holding Company, doing business as Swifty Global (“Swifty”), a global sports and casino technologies company, and that this acquisition is expected to be the first transaction of its newly initiated growth strategy to buy and build companies in the sports and casino technology industry and other synergistic companies. The transaction is structured as an all equity deal meaning that Signing Day Sports will acquire such percentage of Swifty through the issuance of its securities to the controlling stockholders of Swifty. Signing Day Sports is not required to make any cash payment to Swifty in connection with the acquisition of the Swifty equity securities.

Swifty is led by British CEO and technology entrepreneur James Gibbons. Swifty’s technology is scalable and GLI-certified and it holds gaming licenses in the UK, Ireland, South Africa, Curacao, and is expected to obtain a gaming license in Malta in the near future. Swifty's in-house development team has developed GLI-certified software for the sports gaming sector. This acquisition will enable Signing Day Sports to reduce development costs while accelerating its product development and rollout plans.

In addition to its SaaS-based gaming software, which Swifty offers to online gambling operators under a revenue-sharing model, Swifty also serves its own licensed clients in online sports betting and casino gaming in a limited number of jurisdictions. Swifty, which is debt-free, achieved revenue of over $128 million and net profit of approximately $2.44 million in the fiscal year ended December 31, 2023, despite significant investments of nearly $3.1 million in software development and licensing.

Swifty’s growth strategy is built on three key pillars: (i) consumer-focused online sportsbook and casino operations (B2C), (ii) SaaS gaming software licensing, and (iii) the acquisition of smaller operators, which will be migrated onto Swifty’s proprietary platform.

Swifty CEO James Gibbons has over 20 years of experience in building and creating robust, secure and easy to use software solutions. James is a serial entrepreneur who created his first company at age 23, a mobile voucher app across Apple, Android and Blackberry devices, eventually selling it to a company based in the US. Prior to joining Swifty as CEO, James led the Digital Visitor Experience team at Expo 2020 Dubai. James is supported by a team of more than 30 staff including a strong in-house development, trading and operational team. Swifty Chairman Nicolas Link is also a serial entrepreneur and seasoned in global mergers, acquisitions and capital markets.

Swifty’s common stock trades on the Pink market tier of OTC Markets Group under the ticker DRCR, and had been preparing to uplist to a national securities exchange in order to unlock its true value. The acquisition of Swifty by Signing Day Sports is intended to result in the combined company being traded on NYSE American. Swifty will continue to operate under the Swifty management team led by James Gibbons, while Signing Day Sports will become a subsidiary of the publicly listed company. This acquisition is expected to provide Swifty with the necessary capital to fuel accelerated growth.

Signing Day Sports, a software company that went public less than a year ago on the NYSE American, has launched a sports SAAS model application designed to help aspiring athletes gain exposure to college and professional organizations, increasing their chances of securing athletic scholarships, roster opportunities, contracts, and NIL endorsements. Since relaunching in December 2022, the platform had more than 10,000 registered users as of August 15, 2024,   with most registered for football recruitment and a significant number for men’s and women’s soccer. Signing Day Sports plans to continue to add new proprietary features to its app. The company is now planning to expand into other sports while developing integrated revenue streams to monetize its growing user base. Signing Day Sports expects that the acquisition of Swifty will allow it to leverage Swifty’s in-house development team to reduce costs and accelerate product development and rollout plans.

Swifty CEO James Gibbons commented: “We are delighted to have signed a binding term sheet with Signing Day Sports, following months of close collaboration. The term sheet establishes the deal framework and valuation. Our team has worked tirelessly over the past four years to develop and grow the business organically in a profitable and cash positive manner with no debt and minimal dilution, in a highly regulated sector, obtaining numerous licenses and regulatory approvals globally which we believe demonstrates our ability to successfully execute a dynamic business plan in multiple jurisdictions. After three years of software development and millions of dollars of investment, the company is now perfectly positioned for rapid growth and our acquisition by Signing Day Sports provides Swifty the platform to execute its growth plans”.

Signing Day Sports CEO Daniel Nelson commented: “It is with great excitement that we can announce the signing of a binding term sheet with Swifty Global to be the start of our new growth strategy of buying and building sports technology and casino gaming companies and other companies that are synergistic with our business.  I want to thank Nick, James and their team for their vision and insights that led to this agreement.  It was clear from the beginning that both Signing Day Sports and Swifty had great alignment and synergy and I believe we can build an exciting global sports technology platform together.  We both recognize there is a lot of hard work and important decisions still to be made, but we are confident that together, we will make powerful decisions that will build Signing Day Sports into a leading global sports technology company”.

Terms of the Transaction

At the closing of the expected acquisition, Signing Day Sports will acquire from James Gibbons and Nicolas Link, being the sellers, the common stock and preferred stock of Swifty held by them constituting at least 95% of the voting power of Swifty and at least 95% of the economic value of Swifty. Additional sellers holding Swifty common stock or preferred stock may enter into substantially identical agreements with Signing Day Sports and also sell their Swifty capital stock to Signing Day Sports, which would increase the aggregate percentage of Swifty acquired.

The sellers will receive a number of shares of Signing Day Sports common stock that is equal to 19.99% of the issued and outstanding common stock of Signing Day Sports. The balance of the shares that Signing Day Sports must issue to the sellers will be in the form of convertible preferred stock that has no voting or dividend rights. The preferred stock will convert into common stock following shareholder approval and the clearance of a new initial listing application with NYSE American, ensuring compliance with NYSE American regulations. Signing Day Sports legacy shareholders are expected to retain 8.24% of the post-transaction company’s shares, with the remaining 91.76% being issued to the sellers and the other stockholders of DRCR.

The transaction is based on an assumed equity value of $14 million for Signing Day Sports and $156 million for Swifty. To support the transaction, both companies will collectively seek to raise at least $2 million in financing, with the proceeds split equally. These funds will be used for working capital, including the payment of outstanding liabilities of Signing Day Sports. Any additional financing required for the transaction will be mutually agreed upon.

At the closing, James Gibbons will become the Chief Executive Officer of Signing Day Sports and remain the Chief Executive Officer of Swifty. Signing Day Sports management will remain the management of the Signing Day Sports subsidiary that will be established in connection with the acquisition.

The post-Closing board of Signing Day Sports will consist of five members, including at least three directors that qualify as independent under NYSE American rules. At the closing, two Signing Day Sports board members will resign, and Swifty will appoint two directors to fill the vacancies. Swifty’s appointees will be independent or executive directors, depending on the type of director who resigns.

Signing Day Sports will hold a shareholder meeting post-closing to, among other things, approve the conversion of the preferred stock issued to the sellers into common stock and elect a new board of directors of Signing Day Sports. The Signing Day Sports board will continue to have five members. Signing Day Sports’ pre-closing board will nominate one board member. Swifty’s pre-closing board will nominate two independent directors. Swifty’s pre-closing board will also nominate one additional executive director. One independent director will be jointly nominated by both Signing Day Sports and Swifty jointly.

After the transaction, Signing Day Sports will consolidate Swifty’s financial statements and operate Swifty as a subsidiary. Signing Day Sports’ existing assets will be contributed into a newly formed subsidiary, allowing the combined company to focus on the integrated business.

Both Signing Day Sports and Swifty will complete due diligence before the transaction closes. The closing is anticipated by October 31, 2024. The closing is subject to the entry into definitive stock purchase agreement(s) and customary closing conditions and no assurance can be given that the closing will occur.

The sellers and the officers and directors of Signing Day Sports will be subject to a three-month lock-up period following the closing.

If the term sheet is terminated due to a material breach, the defaulting party will be liable for a $500,000 break-up fee. Additionally, if the binding term sheet is terminated by Signing Day Sports for any reason other than an undisputable uncured material breach by Swifty or a seller, then one-half of all net funds (after expenses) raised in any capital raising transaction by Signing Day Sports will be paid to Swifty (to the extent not already loaned to Swifty) as an additional break-up fee and any loans by Signing Day Sports of amounts raised to Swifty will be forgiven.

Advisors to the transaction include Maxim Group LLC, which is serving as exclusive financial advisor to Swifty. Lucosky Brookman LLP is serving as counsel to Swifty. Bevilacqua PLLC is serving as counsel to Signing Day Sports.

A copy of the Term Sheet will be filed as an exhibit to a current report on Form 8-K to be filed by Signing Day Sports with the U.S. Securities and Exchange Commission (“SEC”) on or about the date of this press release. All parties desiring details regarding the terms and conditions of the proposed business combination are urged to review that Form 8-K and the exhibits attached thereto, which will be available at the SEC’s website at www.sec.gov.

For further information about Signing Day Sports and Swifty, please see their communication channels listed below:

Website: https://swifty.global

X: @swiftyglobal

Telegram: @swiftyglobal

Email: hello@swifty.global

Website: https://signingdaysports.com

Ecommerce Website: https://signingdayshop.com

Investor Relations Website: https://ir.signingdaysports.com

X: @sdsports

Email: support@signingdaysports.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to complete the acquisition of Swifty and integrate its business, the ability of the Company, the sellers and Swifty to enter into definitive stock purchase agreement(s), obtain all necessary consents and approvals in connection with the acquisition, obtain NYSE American clearance of a new initial listing application in connection with the acquisition, obtain shareholder approval of the matters to be voted on at the shareholders’ meeting described in the press release, obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the Company’s current products and services and planned offerings, competition from existing online and retail offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability to retain or obtain intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

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